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                                                                      Exhibit 10


                          Drinker, Biddle & Reath LLP
                      Philadelphia National Bank Building
                              1345 Chestnut Street
                          Philadelphia, PA 19107-3496
                            Telephone: (215) 988-2700
                              Fax: (215) 988-2757





                                       February 24, 1998




Trust for Federal Securities
Bellevue Park Corporate Center
400 Bellevue Parkway, Suite 100
Wilmington, DE  19809

           Re:  Trust for Federal Securities/Post-Effective
                Amendment No. 45 to Registration Statement on
                Form N-1A (Registration No. 2-53808)

Gentlemen:

         We have acted as counsel for Trust for Federal Securities, a Pennsylvania business trust (the "Fund") in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment No. 45 to the Fund's Registration Statement under the Securities Act of 1933, as amended (the "Registration Statement").

         The Fund is an open-end investment company authorized to issue an unlimited number of shares of beneficial interest, without par value. The Board of Trustees of the Fund has the power to designate one or more classes ("Portfolios") of shares of beneficial interest and to designate separate series of Shares within the same Portfolio. The Board of Trustees has previously authorized the issuance of shares of beneficial interest of four Portfolios and of series of shares within such Portfolios (the "Shares") as follows:

     FedFund Portfolio
          FedFund Shares
          FedFund Dollar Shares

     T-Fund Portfolio
          T-Fund Shares
          T-Fund Dollar Shares
          T-Fund Plus Shares

     Treasury Trust Fund Portfolio
          Treasury Trust Fund Shares
          Treasury Trust Fund Dollar Shares

     Federal Trust Fund Portfolio
          Federal Trust Fund Shares
          Federal Trust Fund Dollar Shares

         We have reviewed the Fund's Declaration of Trust, as amended, its By-Laws, resolutions adopted by its Board of Trustees and shareholders and such other legal and factual matters as we have deemed appropriate. We assume that the Shares have been or will be issued against payment therefor pursuant to and for the consideration provided for in the Fund's Registration Statement.

         We express no opinion concerning the laws of any jurisdiction other than the Commonwealth of Pennsylvania and the federal law of the United States of America.

         Under Pennsylvania law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Fund. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of the Fund and requires that notice of such disclaimer be given in any written agreement, undertaking or obligation made or issued on behalf of the Fund. The Declaration of Trust provides for indemnification out of the assets of the Fund for all loss and expense of any shareholder held personally liable solely by reason of his or her


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Trust for Federal Securities
February 24, 1998
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being or having been a shareholder. Thus, the risk of a shareholder's incurring financial loss on account of shareholder liability is limited to circumstances in which the Fund itself would be unable to meet its obligations.

         Based upon the foregoing, it is our opinion that all of the Shares issued by the Fund since November 1, 1996 that were not included in our opinions dated December 20, 1996 and February 27, 1997, were validly issued, fully paid and non-assessable by the Fund, and further, that the Shares issued after the date hereof pursuant to and for the consideration provided for in the Registration Statement will be, when so issued, validly issued, fully paid and non-assessable by the Fund.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 45 the Fund's Registration Statement.

                                        Very truly yours,

                                        /s/ Drinker Biddle & Reath LLP

                                        DRINKER BIDDLE & REATH LLP